Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of our report dated June 23, 2011 relating to the December 31, 2009 and 2008 financial statements of Fisk Building Associates L.L.C., our report dated June 22, 2011 relating to the December 31, 2009 and 2008 financial statements of Lincoln Building Associates L.L.C., our reports dated June 17, 2010 relating to the December 31, 2009 and 2008 financial statements of 250 West 57th St. Associates L.L.C. and 60 East 42nd St. Associates L.L.C., our report dated October 5, 2010 relating to the December 31, 2009 and 2008 consolidated financial statements of Empire State Building Associates L.L.C. (2008 not presented separately in the Registration Statement); our report dated June 23, 2011 relating to the December 31, 2009 and 2008 consolidated financial statements of Empire State Building Company L.L.C. and Affiliates, and to the reference to our Firm under the caption “Experts” in the Prospectus / Consent Solicitation Statement.

/s/ Margolin, Winer & Evens LLP

Garden City, New York
February 13, 2012